                                                                     Exhibit 4.1


THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE WARRANT SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                                       of
                       ANCOR COMMUNICATIONS, INCORPORATED
                             A Minnesota Corporation

Warrant No.: __________                              Issuance Date: June 2, 1999


                           ---------------------------


         THIS CERTIFIES THAT, for value received, Sun Microsystems, Inc. (the "Holder") is entitled to subscribe for and purchase from Ancor Communications, Incorporated, a Minnesota corporation (the "Company"), 1,500,000 fully paid and nonassessable shares (as adjusted pursuant to Section 2 hereof) (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), at an exercise price equal to $7.30 per share (as adjusted pursuant to
Section 2 hereof) (the "Exercise Price"), all upon the terms and subject to the conditions hereinafter set forth.

         1.       EXERCISE RIGHTS.

                  (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder for any Warrant Shares that have vested pursuant Section 7, at any time on or prior to the Expiration Date (as defined in Section 7), in whole or in part, by delivery to the principal offices of the Company of this Warrant and a completed and duly executed Notice of Cash Exercise, in the form attached as Exhibit A hereto, accompanied by payment to the Company of an amount equal to the Exercise Price per share then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer or delivery of a check payable to the order of the Company.

                  (b) Net Issue Exercise.

                  (i) In lieu of exercising the purchase rights represented by this Warrant on a cash basis pursuant to Section 1(a) hereof, the Holder may elect to exercise such rights represented by this Warrant for any Warrant Shares that have vested pursuant to Section 7, at any time on or prior to the Expiration Date, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant and a completed and duly executed Notice of Net-Issue Exercise, in the form attached as Exhibit B hereto, properly marked to indicate (A) the number of Warrant Shares vested, (B) the number of Warrant Shares to be delivered to Holder, (C) the number of Warrant Shares surrendered by Holder, (D) the number of Warrant Shares remaining subject to the Warrant and (F) the calculation of Fair Market Value as of the date of exercise (each as determined in accordance with Section 1(b)(ii) hereof).

                  (ii) In the event that the Holder shall elect to exercise the rights represented by this Warrant in whole or in part on a net-issue basis pursuant to this Section 1(b), the Company shall issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

                           X   =   the number of Warrant Shares to be issued to
                                   the Holder in connection with such net-issue exercise.

                           Y   =   the number of Warrant Shares with respect to
                                   which this Warrant is being exercised.

                           A   =   the Fair Market Value of one share of Common
                                   Stock.

                           B   =   the Exercise Price per share in effect as of
                                   the date of such net-issue exercise.

                  (c) Fair Market Value. For purposes of this Section 1, the "Fair Market Value" of the Common Stock shall mean the average, for the five trading days ending with the trading day which is two trading days prior to the date of such exercise, of:

                           (i) the closing sale price of the Company's Common Stock sold on the primary national securities exchange or market on which the Common Stock may at the time be listed or traded, or

                           (ii) if there have been no sales on such exchange or market on any such trading day, the average of the highest bid and lowest asked prices on such exchange or market at the end of such day shall be used for such day, or

                           (iii) if on any such trading day the Common Stock is not quoted on a national exchange or in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

                           (iv) Notwithstanding the foregoing, if the Holder shall purchase any Warrant Shares contemporaneously with the closing of a Change in Control (as defined in Section 2(a)), then the Fair Market Value of one share of Common Stock shall be the value received by the holders of the Company's Common Stock pursuant to such transaction for each share of Common Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant and the aggregate Exercise Price applicable thereto.

                  (d) Additional Conditions to Exercise of Warrant. Notwithstanding the foregoing, this Warrant may not be exercised unless and until:

                  (i) the Company shall have received an Investment Representation Statement, in the form attached as Exhibit C hereto, certifying that, among other things, the Warrant Shares to be issued upon the exercise of the rights represented by this Warrant are being acquired for investment and not with a view to any sale or distribution thereof; and

                  (ii) each certificate evidencing the Warrant Shares to be issued upon the exercise of the rights represented by this Warrant shall be stamped or imprinted with a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT DECLARED OR ORDERED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH REGISTRATION OR RULE 144 COMPLIANCE IS NOT REQUIRED UNDER THE SECURITIES ACT AS TO SUCH SALE, OFFER OF SALE, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION. THIS CERTIFICATE MUST BE SURRENDERED TO THE ISSUER HEREOF OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED HEREBY.

                  (e) Fractional Shares. Upon the exercise of the rights represented by this Warrant, the Company shall not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company shall pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent).

                  (f) Record Ownership of Warrant Shares. The Warrant Shares shall be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares shall be issuable upon the exercise of the rights represented by this Warrant (as indicated in the appropriate Notice of Exercise) shall be deemed to have become the holder of record of (and shall be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof.

                  (g) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto shall be delivered to the Holder within a reasonable time and unless this Warrant has been fully exercised or has expired, a new Warrant representing the right to purchase the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

                  (h) Issue Taxes. The issuance of certificates for shares of Common Stock upon the exercise of the rights represented by this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant.

         2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification or Change of Control. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as result of a subdivision or combination), or in case of any merger or consolidation of the Company with or into another corporation, (other than a merger in which the shares of the Company's Common Stock immediately prior to such merger are not converted by virtue of the merger into stock, other securities, cash or other property), or in case of any sale of all or substantially all of the assets of the Company (any such merger, consolidation or sale of assets shall be referred to as a "Change in Control"), the Company shall, as soon as practicable after such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, cash and other property received or receivable upon such reclassification, change or Change in Control by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, Changes in Control and transfers.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock (except any distribution specifically provided for in the foregoing Sections 2 (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by, multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (b) the denominator of which shall be total number of shares of Common Stock outstanding immediately after such dividend.

                  (d) Other Distribution If the Company at anytime while this Warrant is outstanding and unexpired shall make a distribution (other than a Common Stock dividend as specifically provided for in Section 2(c) or a cash dividend) then the number of Warrant Shares exercisable under this Warrant shall be proportionately adjusted such that the Holder shall be entitled to receive upon exercise of this Warrant, the Warrant Shares, plus the amount of shares of stock, other securities or other property (other than cash) that the Holder would have received if the Holder had exercised the Warrant prior to the distribution and, provided further, that the Exercise Price will be proportionately adjusted, only if appropriate, to take into account such distribution.

                  (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Sections 2(b) and (c), the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         3. TRANSFER OF WARRANT.

                  (a) This Warrant and the rights represented hereby shall not be transferable unless (i) the Warrant is transferred in whole to a majority-owned subsidiary of the Holder or a successor in interest of all or substantially all of the Holder's business, or (ii) the Holder receives prior written consent of such transfer from the Company, and
         (iii) such transfer is in compliance with applicable federal and state securities laws.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder as follows:

                  (a) This Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (b) The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares will be (A) duly authorized and validly issued, fully paid and nonassessable shares of Common Stock, (B) free from all preemptive rights, rights of first refusal or first offer, taxes, liens, charges or other encumbrances with respect to the issuance thereof by the Company, and (C) free of any restrictions on the transfer thereof other than restrictions on transfer under applicable federal and state securities laws. At all times during the term hereof, the Company shall have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. As of April 29, 1999 there were 24,081,331 shares of the Company's Common Stock outstanding and since such date, the Company has not issued more than 25,000 shares.

                  (c) The due execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon the exercise of the rights represented by this Warrant in accordance with the terms hereof will not, conflict with the Articles of Incorporation or Bylaws of the Company, each as amended to the date of issuance hereof.

         5. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company as follows:

                  (a) This Warrant is being acquired for such Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon the exercise of the rights represented by this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon the exercise of such rights are being acquired for investment and not with a view toward distribution or resale thereof.

                  (b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and pros pectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that such Warrant and the Warrant Shares, as the case may be, must be held by the Holder indefinitely, and therefore, that the Holder must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration requirements. The Holder further understands that the Warrant Shares have not been qualified under applicable state securities laws by reason of an exemption from such qualification requirements, which exemption depends upon, among other things, the bona fide nature of such Holder's investment intent expressed herein.

                  (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares and of protecting its interests in connection therewith.

                  (d) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

                  (e) The Holder is an accredited investor as defined under Rule 501 of the Securities Act of 1933.

         6. NO STOCKHOLDER RIGHTS. The Holder of this Warrant (and any transferee hereof) shall not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon the exercise of the rights represented hereby shall have become deliverable as provided herein.

         7. VESTING SCHEDULE/EXPIRATION DATE. The number of Warrant Shares issuable upon exercise of this Warrant shall vest and become issuable on each Vesting Date (as defined below) at a rate of one share for every $67 of Net Revenues (as defined below), for the period of time (the "Period") beginning the first day following the previous Vesting Date and ending on the current Vesting Date; provided however, that with respect to the first Vesting Date to occur such Period shall begin on the date hereof and end on the first Vesting Date. For purposes of this Warrant, the Vesting Dates shall be June 30, September 30, December 31 and March 31 of each calendar year beginning June 30, 1999 and ending September 30, 2002 (each such date referred to herein as the "Vesting Date"). On October 1, 2002, ("the Vesting Termination Date"), any vesting of the Warrant Shares shall cease and Holder shall not be entitled to exercise this Warrant for any remaining unvested Warrant. Notwithstanding the foregoing, in the event that the amount of Net Revenues billed to the Holder does not equal or exceed $10 million (the "Minimum") by the first Vesting Date, then no Warrant Shares shall vest until the date that the Minimum is met, at which time the number of Warrant Shares that would have vested, based on the vesting schedule set forth in the preceding sentences (the "Vesting Schedule"), shall be immediately vested. Within five (5) business days of the date that the Minimum is met, the Company shall notify the Holder that the Minimum has been met and accompany such notice with an accounting report evidencing the amount of Net Revenues billed to the Holder, the date that the Minimum was met, and the number of Warrant Shares that have vested. Once the Minimum has been met, the remaining unvested Warrant Shares shall vest pursuant to the Vesting Schedule as if no Minimum was required. In addition, within 30 calendar days of each Vesting Date, the Company shall deliver to the Holder a report evidencing the Net Revenues billed to the Holder for such Period and the number of Warrant Shares that vested on such Vesting Date. This Warrant shall expire on the date five (5) years from the date hereof (the "Expiration Date"). After the Expiration Date the Holder shall not be entitled to exercise any portion of this Warrant that had not been previously exercised. For purposes of this Section 7, Net Revenues shall mean for each Period, the sum of all amounts billed to Holder by the Company for the purchase or license of Products (as defined in the Agreement, hereafter defined) pursuant to the Product Purchase Agreement between the Holder and the Company dated the date hereof (the "Agreement") less any credits issued to the Holder by the Company during such Period which have the effect of reducing amounts due to the Company by the Holder.

         8. NOTICE OF ADJUSTMENTS. Whenever any Exercise Price shall be adjusted pursuant to Section 2 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment the method by which such adjustment was calculated, the

Exercise Price or Prices and the number of Warrant Shares excisable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

         9. NOTICE OF CHANGE IN CONTROL. In the event that the Company shall propose at any time to effect a Change in Control, then in connection with such transaction the Company shall send to the Holder the same notice, proxy materials or other information that it sends to its shareholders with respect to such Change in Control at the same time and in the same manner that it sends such notice and information to its shareholders.

         10. LOCK-UP AGREEMENT. Holder agrees not to sell or otherwise transfer any Warrant Shares purchased under this Warrant until the date ending six months after the date the first Warrant Shares are purchased hereunder except (i) Holder may transfer any Warrant Shares purchased hereunder to any affiliate of the Holder and (ii) in the event of a Change in Control of the Company, this
Section 11 shall terminate and any Warrant Shares purchased hereunder shall be transferable without restrictions except as provided by Section 3.

         11. MISCELLANEOUS.

                  (a) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the state of Minnesota. The parties expressly stipulate that any litigation under this Warrant shall be brought in the State courts of the Counties of Santa Clara or San Mateo, California and in the United States District Court for the Northern District of California. The parties agree to submit to the jurisdiction and venue of such courts. The Company shall deliver to the Holder an opinion of counsel to the satisfaction of Holder regarding the due issuance of the Warrant and the Warrant Shares exercisable hereunder and the enforceability of this Warrant.

                  (b) Notice Procedures. Any written notice by the Company required hereunder shall be made by hand delivery, national overnight courier or first class mail, postage prepaid, addressed to the Holder at the address set forth on the books of the Company.

                  (c) Successors and Assigns. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or Holders of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant.

                  (d) Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes in their entirety any prior or contemporaneous agreements by and between the Company and the Holder with respect to such matters. The parties acknowledge that, upon issuance of this Warrant, the value of this Warrant cannot be reasonably ascertained, and the parties agree to account for this Warrant for income tax and financial statement purposes accordingly.

                  (e) Further Assurances; No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Subject to Sections 3 and 11 hereof, Company shall at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company shall not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

                  (f) Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

                  (g) Amendments. This Warrant and any provision hereof may be amended, waived or terminated (either generally or in a particular instance, retroactively or prospectively and for a specified period of time or indefinitely) only by a written instrument signed by the Company and the Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Issued this 2nd day of June, 1999.           ANCOR COMMUNICATIONS,
                                             INCORPORATED
                                             A Minnesota Corporation

                                             /s/ Cal Nelson
                                             -----------------------------------

                                             By: Cal Nelson

                                             Title: President

                                             Address: 6130 Blue Circle Drive
                                                      Minnetonka, MN 55343


Acknowledged and Accepted:

/s/ G. Scott Kelly
--------------------------------

By: G. Scott Kelly

Title: V.P. Strategic Relationship

Address: Sun Microsystems, Inc.
         901 San Antonio Road
         Palo Alto, CA 94303

                                    EXHIBIT A
                                    ---------

NOTICE OF CASH EXERCISE

TO:      ANCOR COMMUNICATIONS, INCORPORATED

         Attention: President

         1. The undersigned hereby elects to purchase ____________ shares of Common Stock of Ancor Communications, Incorporated, a Minnesota corporation (the "Company"), pursuant to the terms of Warrant No. [____], issued [date] to and in the name of [________________], a copy of which is attached hereto (the "Warrant"), and tenders herewith full payment of the aggregate Exercise Price for such shares in accordance with the terms of the Warrant.

         2. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

--------------------------------------     -------------------------------------
              (Name)                                      (Name)


--------------------------------------     -------------------------------------

--------------------------------------     -------------------------------------
            (Address)                                   (Address)


Tax I.D. Number________________________


         3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned has executed an Investment Representation Statement, in the form attached as Exhibit C to the Warrant, concurrently herewith.

                                 _______________________________________________
                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________
                                 Date:__________________________________________

                                    EXHIBIT B
                                    ---------

                          NOTICE OF NET-ISSUE EXERCISE

TO:      ANCOR COMMUNICATIONS, INCORPORATED

         Attention:  President

         1. The undersigned hereby elects to purchase ____________ shares of Common Stock of Ancor Communications, Incorporated., a Minnesota corporation (the "Company"), on a net-issue basis pursuant to the terms of Warrant No. [____], issued [date] to and in the name of [________________], a copy of which is attached hereto (the "Warrant").

         2. Net-Issue Information:

            (a) Number of Warrant Shares vested:________________________________
            (b) Number of Warrant Shares vested to be delivered to Holder:______
            (c) Number of Warrant Shares vested Surrendered by Holder:__________
            (d) Number of Warrant Shares Remaining Subject to the Warrant:______
            (e) Calculation of Fair Market Value as of _____________: $_________

         3. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

--------------------------------------     -------------------------------------
              (Name)                                      (Name)


--------------------------------------     -------------------------------------

--------------------------------------     -------------------------------------
             (Address)                                  (Address)


         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned has executed an Investment Representation Statement, in the form attached as Exhibit C to the Warrant, concurrently herewith.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________
                                      Date:_____________________________________

                                    EXHIBIT C
                                    ---------

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

COMPANY:          ANCOR COMMUNICATIONS, INCORPORATED

SECURITY:         COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of Securities, or for a period of one year or any other fixed period in the future.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that he Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

         (e) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         (f) The exercise price of the Warrant is less that 10% of my net worth excluding home, home furnishings and automobiles.

         (g) The Holder is an accredited investor as defined under Rule 501 of the Securities Act of 1933.


                                            Signature of Purchaser:


                                            ___________________________________

                                            Date:______________________, 19____


                                       C-2